UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 29, 2017

Northwest Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-35737	94-3306718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4800 Montgomery Lane, Suite 800

Bethesda, Maryland 20814

(Address of Principal Executive Offices)

(240) 497-9024

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01          Entry into a Material Definitive Agreement.

The discussion in Item 3.02 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 1.01.

Item 3.02          Unregistered Sales of Equity Securities.

Regulation D Offering

On December 29, 2017, Northwest Biotherapeutics, Inc. (the “Company”) entered into Subscription Agreements (the “Subscription Agreements”) with certain unaffiliated investors.  Pursuant to the Subscription Agreements, the Company sold to unaffiliated investors (the “Series B Offering”) an aggregate of 381,079 shares of Series B Preferred Stock, par value $0.001 per share, at a purchase price of $2.30 per share, and issued two-year Class D-2 Warrants (the “Class D-2 Warrants”) to purchase up to an aggregate of 3,810,790 shares of common stock, par value $0.001 per share, at an exercise price of $0.30 per share.

The Series B Preferred Stock will be convertible into common stock, but only when common stock is available or after 6 months following issuance. When sufficient shares of common stock are available for issuance upon conversion, each share of Series B Preferred Stock will be convertible at the option of the holder, at any time, into a total of 10 shares of common stock, par value $0.001 per share, for a total of 3,810,790 shares of common stock (the equivalent of a conversion price of $0.23 per share of common stock). Shares of the Series B Preferred Stock will only receive dividends if the common stock receives dividends, and such dividends would be in the same amount, on an as-converted basis. In case of a liquidation event, if the Series B Preferred Stock is still outstanding at that time, each holder will, with respect to each Series B Preferred share owned by such holder, be entitled to a liquidation preference of either the amount paid for the Series B Preferred share or the amount that the holder of such Series B Preferred share would have received if it had converted such share to common stock immediately prior to the liquidation event.

The Class D-2 Warrants are not currently exercisable and will become exercisable only when shares of common stock are available for issuance upon exercise.

In connection with the Series B Offering, the Company entered into voting agreements with certain investors, in substantially the form filed as Exhibit 10.2 hereto and incorporated herein by reference.

The Series B Preferred Stock and Class D-2 Warrants described in this Item 3.02 were offered and sold in reliance upon exemptions from registration pursuant to Rule 506(c) of Regulation D promulgated under Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”). Each of the offerings was made to an “accredited investor” (as defined by Rule 501 under the Securities Act).

The foregoing is only a summary of the material terms of the documents related to the Series B Offering. The foregoing description of the Series B Preferred Stock is qualified in its entirety by reference to the full text of the Certificate of Designations of Series B Preferred Stock which is filed as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference. The foregoing description of the Class D-2 Warrants is qualified in its entirety by reference to the Form of Class D-2 Common Stock Purchase Warrant which is filed as Exhibits 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference. The foregoing description of the Subscription Agreements is qualified in its entirety by reference to the Form of Subscription Agreement which is filed as Exhibit 10.3 to this Current Report on Form 8-K which is incorporated herein by reference.

Item 3.03          Material Modification to Rights of Security Holders.

The discussion in Items 1.01 and 5.03 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 3.03.

Item 5.03          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designations of Series B Preferred Stock

The discussion in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 5.03.

On December 28, 2017, Northwest Biotherapeutics, Inc. (the “Company”) filed the Certificate of Designations of Series B Preferred Stock (the “Series B Certificate of Designations”) with the Secretary of State of the State of Delaware, setting forth the terms of the Company’s Series B Preferred Stock.  The Series B Certificate of Designations, effective as of December 28, 2017, created out of the authorized and unissued shares of preferred stock of the Company, the Series B Preferred Stock, consisting of 15,000,000 shares, par value $0.001 per share and established the rights, preferences and privileges thereof.  A copy of the Series B Certificate of Designations is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing does not purport to be a complete description of the Series B Certificate of Designations and is qualified in its entirety by reference to the full text of the Series B Certificate of Designations, which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations of Series B Preferred Stock.
10.1	Form of Class D-2 Common Stock Purchase Warrant.
10.2	Form of Voting Agreement.
10.3	Form of Subscription Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.

Date: January 4, 2018	By:	/s/ Linda Powers
	Name:	Linda Powers
	Title:	Chief Executive Officer and Chairman